UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On May 7, 2018, the Audit Committee of the Board of Directors of InnerWorkings, Inc. (the “Company”) concluded that the Company will postpone the release of its first quarter 2018 financial results and conference call due to errors in the Company’s historical financial statements identified by the Company during the course of its first quarter financial reporting close process. The Company will be restating its financial statements for the years ended December 31, 2017, 2016, and 2015, and all interim periods within those years. Accordingly, investors should no longer rely upon the Company’s previously issued financial statements for these periods, any earnings releases or other communications relating to these periods, or projections or estimates for any future periods. This decision was reached after discussions with the Company’s senior management and outside advisors.
The accounting errors relate primarily to recording a portion of costs of goods sold in the wrong period, and have no material impact on the Company’s cash flow, revenue, or liquidity. The restated financial statements will also correct other errors identified during prior periods, which were immaterial individually and in the aggregate. Because of the Company’s ongoing review of certain adjustments, the Company requires additional time to complete an analysis of all necessary adjustments and to determine the extent of the corrections that may be required to its historical financial statements. Based on its preliminary assessment, the Company estimates the aggregate impact of these corrections on income before income taxes as follows:

•	For the year ended December 31, 2017, a decrease in income before income taxes of $2.5 - $4.5 million;

•	For the year ended December 31, 2016, a decrease in income before income taxes of $1.5 - $2.5 million; and

•	For the year ended December 31, 2015, an increase in income before income taxes of $0.5 - $1.5 million

The Company has previously concluded in certain of the periods requiring restatement that its controls over financial reporting were effective. In certain of the other periods, including as of December 31, 2017, the Company previously concluded that its controls over financial reporting were ineffective due to material weaknesses in certain internal controls. As a result of the material weakness relating to the restatement described above, the Company has now concluded that its controls over financial reporting were ineffective in all of the aforementioned periods. Accordingly, the Company will restate its disclosures for the affected periods to include the identification of a material weakness related to its restatement. The Company is actively engaged in remediating the material weaknesses.

In order to allow sufficient time to complete its review and corrections to the historical financial statements, the Company is delaying reporting first quarter 2018 financial results and hosting its conference call, originally scheduled for May 8, 2018. The Company expects to file an amendment to its 2017 Form 10-K reflecting the corrected financial statements and reschedule its first quarter 2018 earnings release and conference call to no later than May 31, 2018.

The Audit Committee discussed the matters described in this report with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated May 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: May 7, 2018	By:	/s/ Charles Hodgkins III
	Name:	Charles Hodgkins III
	Title:	Interim Chief Financial Officer